News Release

For:	Methode Electronics, Inc.	Contact:Joey Iske
	7401 West Wilson Avenue	Director of Investor Relations
	Chicago, IL 60706	708-457-4060
jiske@methode.com

Methode Electronics, Inc. Expands High-Current Power Distribution Business

CHICAGO, March 16, 2005 — Methode Electronics, Inc. (Nasdaq: METH) a global manufacturer of electronic component and subsystem devices, today announced that it has acquired the assets of Cableco Technologies Corporation. Cableco, located in Dublin, California, designs and manufactures high-current, flexible cabling systems for electronic and electrical applications.

The acquisition enhances Methode’s existing power distribution business, Network Bus Products, by bringing a complimentary product portfolio and diverse customer base within the computer, telecommunication, medical and military markets. Methode plans to shift Cableco’s manufacturing operations to its facility in Reynosa, Mexico. Cableco’s trailing twelve-months revenues were approximately $6.5 million.

“Cableco has built a strong professional organization and impressive customer base through its design and engineering capabilities,” commented Donald W. Duda, President and CEO of Methode Electronics. “Their interconnect solutions are a great fit with Methode’s existing power distribution business and will enable us to provide a more complete product offering to our customers. The management of both companies are very excited about this transaction and are developing joint marketing and sales plans to capitalize on the combined strength.”

About Methode Electronics

Methode Electronics, Inc. is a global manufacturer of electronic component and subsystem devices. Methode designs, manufactures and markets devices employing electrical, electronic, wireless, sensing and optical technologies. Methode’s components are found in the primary end markets of the automotive, communications (including information processing and storage, networking equipment, wireless and terrestrial voice/data systems), aerospace, rail and other transportation industries; and the consumer and industrial equipment markets. Further information can be found at Methode’s website www.methode.com.

About Cableco Technologies Corporation

Cableco Technologies Corporation is a major manufacturer of cable, interconnection and custom engineered products designed for high-current power distribution solutions of the computer, computer peripheral, office automation, instrumentation, telecommunication, medical, industrial and military applications. In addition, to its custom solutions capabilities, Cableco serves the high-tech industry with a broad line of products that includes the extra flexible PowerFlex TM cable, the Power SwivelNutTM rotating threaded nut for stranded wire cable termination, and the cost effective PowerPathTM power distribution cable system.

Forward-Looking Statements

Certain statements in this press release dated March 16, 2005, containing information on Methode’s acquisition of Cableco Technologies Corporation are forward-looking statements that are subject to certain risks and uncertainties. The Company’s results will be subject to many of the same risks that apply to the automotive, computer and telecommunications industries, such as general economic conditions, interest rates, consumer spending patterns and technological changes. Other factors, which may result in materially different results for future periods, include market growth; operating costs; currency exchange rates and devaluations; delays in development, production and marketing of new products; higher than anticipated Sarbanes-Oxley compliance costs; and other factors set forth from time to time in the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are subject to the safe harbor protection provided under the securities law. All information in this press release is as of March 16, 2005. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectation.